                                                                   EXHIBIT 4.8

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW, AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL
(I)A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

VERIDIEN CORPORATION
COMMON STOCK PURCHASE WARRANT


         THIS CERTIFIES THAT, for value received, the holder of this Warrant or its registered assigns (collectively referreed to as the "Holder"), is entitled, subject to the terms and conditions hereinafter set forth, to purchase from Veridien Corporation, a Delaware corporation, (the "Company") 370,370 shares of Common Stock, $.001 par value per share, (the "Common Stock") at a cost per share of $0.1350 (the "Warrant Price").

         Upon delivery of this Warrant and a notice of exercise duly executed, together with payment by cashier's check or cleared bank funds, of the Warrant Price for each share of Common Stock thereby purchased at the principal office of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, and charges imposed by the Company with respect thereto and subject to any restrictions imposed by the Securities Act of 1933 or applicable state securities law

         This Warrant is subject to the following terms and conditions:

         1. Exercise of Warrant. This Warrant may be exercised in whole or in part during the period commencing June 10, 1998 and expiring June 10, 2003. In case of any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder.

         2. Adjustment of Warrant Price and Number of Shares Purchasable Hereunder. The Warrant Price and the number of shares purchasable hereunder shall be subject to adjustment from time to time in accordance with the following provisions:

         (a) If the Company shall at any time subdivide, by means of a forward stock split, stock dividend or otherwise the outstanding shares of its Common Stock, then upon subdivision the Warrant Price in effect immediately prior thereto shall be proportionately decreased, and upon combination or consolidation, by means of a reverse stock split or otherwise, the Warrant Price in effect immediately prior to such combination or consolidation shall be proportionately increased, effective from and after the record date of such subdivision or combination or consolidation, as the case may be (the "Adjusted Warrant Price").

         Upon any adjustment in the Warrant Price per share pursuant to this subparagraph (a), the registered holder of this Warrant shall thereafter be entitled to purchase, at the Adjusted Warrant Price, the number of shares of Common Stock, calculated to the nearest full share obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by the Warrant Price in effect immediately prior to such adjustment, and then dividing the product thereof by the Adjusted Warrant Price.

         (b) In the event of the issuance of additional shares of Common Stock of the Company as a dividend on the Common Stock, from and after the day which is the record day for the determination of stockholders entitled to such dividend, the registered holder of this Warrant shall (until another adjustment) be entitled to purchase the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to said record date by the percentage which the number of shares constituting any such dividend is of the total number of shares of Common Stock outstanding immediately prior to said record date plus the number of shares of Common Stock issuable upon conversion of the outstanding convertible securities or upon exercise of any outstanding convertible securities or upon exercise of any outstanding warrants, options, or rights (including those with respect to convertible securities) and adding the result so obtained to the number of shares of Common Stock purchasable hereunder immediately prior to said record date.

         (c) If at any time while this Debenture is outstanding there shall be any reorganization or reclassification of the Common Stock of the Company (other than a subdivision, combination or consolidation of shares provided for in subparagraph (a) above), or any consolidation or merger of the Company with another corporation, the Holder shall thereafter be entitled to receive, during the term hereof and upon timely exercise of the Holder's conversion rights hereunder, the number of shares of Common Stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or merger, as the case may be, to which a holder of the Common Stock of the Company, would have been entitled upon such reorganization, reclassification, consolidation, or merger if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, or merger; and in any case appropriate adjustment (as determined by agreement of the Holder and the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth herein (including the adjustment of the Warrant Price and the number of shares issuable upon the conversion of this Warrant) shall thereafter be applicable , as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion thereof.

         (d) Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty days after the Holder's request, shall give written notice thereof to the Holder at the address of Holder as shown on the books of the Company, which notice shall state the Warrant Price as adjusted, setting forth in reasonable detail the method of calculation of each.

         3. Reorganization, Reclassification, Consolidation, or Merger. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the Common Stock of the Company (other than a subdivision or combination of shares provided for in paragraph 2 above), or any consolidation or merger of the Company with another corporation, the holder of this Warrant shall thereafter be entitled to receive, during the term hereof and upon payment of the Warrant Price, the number of shares of Common Stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or merger, as the case may be, to which a holder of the Common Stock of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification, consolidation, or merger if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, or merger; and in any case appropriate adjustment (as determined by agreement of the registered holder and the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant so that the provisions set forth herein (including the adjustment of the Warrant Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable , as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise thereof.

         4. Notice of Adjustments. Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty days after a holder's request, shall give written notice thereof to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

         5. Charges, Taxes and Expenses. The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to the Holder for any stock transfer, tax or other expense imposed by the Company or its transfer agent in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the holder of this Warrant; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to the Company, duly executed by the holder hereof in person or by an attorney duly authorized in writing, and the holder shall pay all stock transfer taxes payable upon issuance of such stock certificate.

         6. Certain Obligations of the Company.The Company agrees that it will not increase the par value of the shares of any Common Stock which are at the time issuable upon exercise of this Warrant above the then prevailing Warrant Price hereunder and that, before taking any action which would cause an adjustment reducing the Warrant Price hereunder below the then par value, if any, of the shares of any Common Stock issuable upon the exercise hereof, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Warrant Price as so adjusted.

         7.       Miscellaneous.

         (a) The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full.

         (b) The terms of this Warrant shall be binding upon and shall insure to the benefit of any successors or assigns of the Company and of the Holder or its assigns.

         (c) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the Holder in person or by duly authorized attorney on the books of the Company.

         (d) Notwithstanding any provision herein to the contrary, the Holder may not sell, transfer, or otherwise assign this Warrant or the shares of Common Stock issuable upon exercise hereof without the consent of the Company, which consent may not be unreasonably withheld and which consent shall not be withheld in any event if the Company is provided with an opinion of counsel, satisfactory in form and substance to the Company, to the effect that such sale, transfer, or assignment does not violate the Securities Act of 1933 or applicable state securities law.

         To the extent that the Holder of the Warrants is an affiliate of the Company, as such term is defined in Rule 501(b) or as such rule or any amendment thereto is promulgated by the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, then the holder of the Warrants or the shares of Common Stock issuable upon exercise thereof shall agree to restrict the transferability of the Warrants and/or shares flowing therefrom for a period not to exceed 12 months, if a request is made by the Company that results from a request made by an underwriter of the Company carrying out any public offering of the Company's Common Stock on behalf of the Company.

         This Warrant shall be interpreted in accordance with the laws of the State of Florida. No provision of this Debenture shall be affected by the invalidity of any other provision or provisions contained herein.

         Time shall be of the essence of this Warrant and every part hereof.

         This Warrant shall be binding upon the Company and its successors and assigns and shall enure to the benefit of the Holder and its successors and assigns.

         Subsequent to execution of this Warrant, each party hereto shall take such further action and execute and deliver such further documentation as may be reasonably required to implement the purposes of this Debenture.

         IN WITNESS THEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and its corporate seal to be affixed hereto.


Date June 10, 1998                          Veridien Corporation


                                            By:
                                               --------------------------------
                                               Andrew T. Libby, Jr.
                                               Chief Operating Officer